EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Health Express USA, Inc. (the "Company") on Form 10-QSB for the quarter ended June 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:    August 11, 2004                By:      /s/ Douglas Baker
                                                 -----------------
                                        Name:    Douglas Baker
                                        Title:   Chief Executive Officer


Date:    August 11, 2004                By:      /s/ Patricia Durante
                                                 --------------------
                                        Name:    Patricia Durante
                                        Title:   Chief Financial Officer



         A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Health Express USA, Inc. and will be retained by Health Express USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                 EXHIBIT 32.1-1